UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 4, 2013

THOMAS PROPERTIES GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-35894	20-0852352
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 South Flower Street, Sixth Floor, Los Angeles, California	90071
(Address of Principal Executive Offices)	(ZIP Code)

(213) 613-1900

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Merger Agreement

On September 4, 2013, Thomas Properties Group, Inc., a Delaware corporation (the “Company”), and Thomas Properties Group, L.P., a Maryland limited partnership (“Company LP”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Parkway Properties, Inc., a Maryland corporation (“Parkway”), Parkway Properties LP, a Delaware limited partnership (“Parkway LP”), and PKY Masters, LP, a Delaware limited partnership and an indirect wholly owned subsidiary of Parkway LP (“Merger Sub”).

Under the terms of the Merger Agreement, the Company will be merged with and into Parkway (the “Parent Merger”), with Parkway surviving the Merger, and Merger Sub will be merged with and into Company LP (the “Partnership Merger” and, together with the Parent Merger, the “Mergers”), with Company LP surviving the Partnership Merger as a subsidiary of Parkway LP. Pursuant to the Merger Agreement, at the effective time of the Parent Merger (the “Effective Time”), each outstanding share of common stock of the Company (“Company Common Stock”), other than shares held by any wholly owned subsidiary of the Company, by Parkway or by any subsidiary of Parkway, will be cancelled and converted into the right to receive 0.3822 shares (the “Exchange Ratio”) of common stock of Parkway (“Parkway Common Stock”), and each outstanding share of limited voting stock of the Company (“Company Limited Voting Stock”) will be cancelled and converted into the right to receive limited voting stock of Parkway (“Parkway Limited Voting Stock”) at the Exchange Ratio. Pursuant to the Merger Agreement, at the effective time of the Partnership Merger, each outstanding limited partnership unit of Company LP will be converted into the right to receive common limited partnership units of Parkway LP at the Exchange Ratio.

Immediately prior to the Effective Time: (1) each option to purchase Company Common Stock will be converted into an option exercisable for a number of shares of Parkway Common Stock calculated based on the Exchange Ratio; (2) each share of Company restricted stock will be converted into the right to receive a number of shares of Parkway Common Stock equal to the Exchange Ratio, and such shares will be subject to the same terms and conditions, including with respect to vesting and forfeiture, as were applicable to such shares of Company restricted stock prior to the Mergers; and (3) each Company phantom share will be converted into fully vested shares of Parkway common stock at the Exchange Ratio (with associated dividend equivalents converted into cash or shares of Parkway Common Stock, at Parkway’s option).

The Company has made customary representations and warranties in the Merger Agreement and has agreed to customary covenants, including covenants regarding the operation of the business of the Company and its subsidiaries prior to the closing and covenants prohibiting the Company from soliciting, providing information or entering into discussions concerning proposals relating to alternative business combination transactions, except in limited circumstances relating to unsolicited proposals that constitute, or are reasonably expected to lead to, a superior proposal.

Consummation of the Mergers is subject to (1) approval of the Company’s stockholders and Parkway’s stockholders, (2) the receipt of tax opinions relating to REIT status and the tax-free nature of the transaction, (3) receipt by Parkway of a study of the Company’s “earnings and profits” to confirm that no special distribution needs to be effected to satisfy REIT rules, (4) the successful closing of the liquidation of TPG/CalSTRS, LLC (the “TPG/CalSTRS Liquidation”) pursuant to the Redemption and Liquidation Option Agreement, dated as of July 16, 2013, by and among Company LP, the California State Teachers’ Retirement System and TPG/CalSTRS, LLC (as further described in the Current Reports on Form 8-K filed by the Company on July 17, 2013 and August 5, 2013), and (5) other customary closing conditions. The Merger Agreement may be terminated under certain circumstances, including by either party if the Mergers have not occurred by March 1, 2014, if an order is entered prohibiting or disapproving the transaction and the order has become final and non-appealable, if the stockholders of the other party fail to approve the transaction, or upon a material uncured breach by the other party that would cause the closing conditions not to be satisfied. The Company may also terminate the Merger agreement if Parkway LP fails to fund the principal amount required to be funded under the Loan Agreement (as discussed below). The Merger Agreement provides that, in connection with the termination of the Merger Agreement under specified circumstances, one party may be required to pay to the other party a termination fee of $15,000,000 and/or reimburse the other party’s transaction expenses up to an amount equal to $5,000,000.

A copy of the Merger Agreement is filed herewith as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement. The representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Merger Agreement are not necessarily characterizations of the actual state of facts about the Company or Parkway at the time they were made or otherwise and should only be read in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission (the “SEC”).

Loan Agreement

In connection with the execution of the Merger Agreement, Company LP and Parkway LP entered into a Loan Agreement (the “Loan Agreement”), pursuant to which Parkway LP will lend up to $80 million (the “Parkway Loan”) to Company LP to fund a portion of the Company’s obligations with respect to the TPG/CalSTRS Liquidation. The Parkway Loan will bear interest at a rate of 6% per annum for the first six months, 8% per annum for the following six months, and 12% per annum thereafter, with interest payable monthly in arrears. If the Mergers are not consummated, the Parkway Loan will mature on January 15, 2015. Company LP may prepay the Parkway Loan at any time without penalty. The obligation of Parkway LP to make the Parkway Loan is subject to customary closing conditions, and is also conditioned on the satisfaction or waiver of all conditions to the consummation of the TPG/CalSTRS Liquidation. The Loan Agreement contains affirmative and negative covenants, including covenants that restrict Company LP’s ability to create liens on its properties, incur additional indebtedness, and engage in mergers, consolidations or sales of all or substantially all of its assets, in each case, subject to specified exceptions (including consummation of the Mergers and related transactions). If the Merger Agreement is terminated due to the failure to obtain a specified third party consent and the Company determines, within 12 months of such termination, to enter into a sale of direct or indirect interests in specified properties to such third party, Parkway LP will have a right of first offer to acquire such interests in the specified properties. A copy of the Loan Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement.

Voting Agreement with TPG Pantera

In connection with the entry into the Merger Agreement, the Company and Company LP have entered into a voting agreement (the “TPG Pantera Voting Agreement”) with TPG VI Pantera Holdings, L.P. (“TPG Pantera”), currently the holder of approximately 34% of Parkway Common Stock. Under the TPG Pantera Voting Agreement, TPG Pantera will vote its shares (1) in favor of the Parent Merger and an amendment to the articles of incorporation of Parkway to increase its authorized capital stock, and (2) against any action that would be reasonably expected to result in a condition to the consummation of the Mergers not being fulfilled or that would impede, interfere with, materially delay, materially postpone or materially adversely affect consummation of the Mergers. A copy of the TPG Pantera Voting Agreement is filed herewith as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the TPG Pantera Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the TPG Pantera Voting Agreement.

Agreements with James A. Thomas

In connection with the entry into the Merger Agreement, Parkway and Parkway LP have entered into a voting agreement (the “Thomas Voting Agreement”) with the Chairman and Chief Executive Officer of the Company, James A. Thomas (“Mr. Thomas”), and certain stockholders of the Company affiliated with Mr. Thomas (together with Mr. Thomas, the “Thomas Parties”). Pursuant to the Thomas Voting Agreement, the

Thomas Parties will (A) vote 80% of their shares of Company Common Stock and Company Limited Voting Stock (1) in favor of the Parent Merger, (2) against any proposal by a third party to acquire the Company, and (3) against any action that would be reasonably expected to result in a condition to the consummation of the Mergers not being fulfilled or that would impede, interfere with, materially delay, materially postpone or materially adversely affect consummation of the Mergers, and (B) vote the remaining 20% of their shares in the same proportion as the votes cast by the other stockholders of the Company on each of the foregoing matters referred to in the preceding clauses (1), (2) and (3). A form of the Thomas Voting Agreement is filed as Exhibit A to the Merger Agreement and is incorporated herein by reference. The foregoing description of the Thomas Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Thomas Voting Agreement.

Concurrently with the execution of the Merger Agreement, Parkway and Parkway LP have entered into a letter agreement (the “Thomas Letter Agreement”) with the Thomas Parties. Pursuant to the Thomas Letter Agreement, among other things, (1) Mr. Thomas’s employment with the Company shall terminate as of the Effective Time and he will become Chairman of the Board of Directors of Parkway, (2) Mr. Thomas will retain all rights with respect to the “Thomas Properties” and “TPG” names and related marks and certain property associated therewith, (3) in the event of a going private transaction involving Parkway the Thomas Parties have the right to receive preferred partnership units with respect to the Parkway LP partnership units they are receiving in the Partnership Merger, and (4) the existing tax protection arrangements in favor of the Thomas Parties will be modified to facilitate a change in ownership of the Company’s two office properties located in Philadelphia, Pennsylvania, known as Commerce Square. A form of the Thomas Letter Agreement is filed as Exhibit D to the Merger Agreement and is incorporated herein by reference. The foregoing description of the Thomas Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Thomas Letter Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated September 4, 2013, by and among Parkway Properties, Inc., Parkway Properties LP, PKY Masters, LP, Thomas Properties Group, Inc., and Thomas Properties Group, L.P.

10.1	Loan Agreement, dated September 4, 2013, by and between Parkway Properties LP and Thomas Properties Group, L.P.

10.2	Voting Agreement, dated September 4, 2013, by and among Thomas Properties Group, Inc., Thomas Properties Group, L.P., and TPG VI Pantera Holdings, L.P.

Forward-Looking Information

This Current Report on Form 8-K, including exhibits hereto, is made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements made concerning the Company’s intent to consummate the transactions contemplated by the Merger Agreement. As a general matter, forward-looking statements are those focused upon anticipated events or trends, expectations, and beliefs relating to matters that are not historical in nature. Such forward-looking statements are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of the Company. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: (i) the risk that the transactions contemplated by the Merger Agreement may not be consummated in a timely manner, if at all; (ii) the risk that the definitive Merger Agreement may be terminated in circumstances that require the Company to pay Parkway a termination fee of $15 million or reimbursement of their expenses of up to $5 million; (iii) risks related to the diversion of management’s attention from the Company’s ongoing business operations; (iv) the effect of the announcement of the entry into the Merger Agreement on the Company’s business relationships (including, without limitation, tenants, joint venture partners, lenders and service providers), operating results and business generally; and (vi) risks related to obtaining the requisite consents to the Merger transactions, including, without limitation, the timing (including possible delays) and receipt of regulatory approvals from various governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are set forth under “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2012, and its subsequent quarterly reports on Form 10-Q. The Company does not undertake, and hereby disclaims, any duty to update these forward-looking statements, although its situation and circumstances may change in the future.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction, the Company expects to file with the SEC a joint proxy statement of the Company and Parkway, which joint proxy statement will be mailed or otherwise disseminated to stockholders of the Company and Parkway when it becomes available. The joint proxy statement will also be included in a registration statement on Form S-4 that is expected to be filed with the SEC by Parkway in connection with the proposed transaction that will also constitute a prospectus. The Company and Parkway also plan to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by the Company and Parkway with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by the Company with the SEC will be available free of charge on the Company’s website at www.tpgre.com or by contacting the Company’s Investor Relations at (213) 613-1900. Copies of the documents filed by Parkway with the SEC will be available free of charge on Parkway’s website at www.pky.com or by contacting Parkway Investor Relations at (407) 650-0593.

Certain Information Regarding Participants

The Company and Parkway and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about the Company’s executive officers and directors in the Company’s definitive proxy statement filed with the SEC on April 30, 2013 in connection with its 2013 annual meeting of shareholders. You can find information about Parkway’s executive officers and directors in Parkway’s definitive proxy statement filed with the SEC on April 4, 2013 in connection with its 2013 annual meeting of shareholders. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC if and when they become available. You may obtain free copies of these documents from the Company or Parkway using the sources indicated above.

No Offer or Solicitation

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THOMAS PROPERTIES GROUP, INC.

By:	/s/ Diana M. Laing

Diana M. Laing
Chief Financial Officer

Dated: September 5, 2013

INDEX OF EXHIBITS

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated September 4, 2013, by and among Parkway Properties, Inc., Parkway Properties LP, PKY Masters, LP, Thomas Properties Group, Inc., and Thomas Properties Group, L.P.

10.1	Loan Agreement, dated September 4, 2013, by and between Parkway Properties LP and Thomas Properties Group, L.P.

10.2	Voting Agreement, dated September 4, 2013, by and among Thomas Properties Group, Inc., Thomas Properties Group, L.P., and TPG VI Pantera Holdings, L.P.